UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 13, 2011

GETTY REALTY CORP.
(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103, Jericho, New York, 11753
(Address of principal executive offices)                (ZIP Code)

Registrant's telephone number, including area code: (516) 478-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

The information disclosed under Item 2.01 of this Current Report on Form 8-K (the “Form 8-K”) is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On Thursday, January 13, 2011, GTY NY Leasing, Inc. (“GTY NY”), a wholly-owned subsidiary of Getty Realty Corp. (the “Company”), acquired fee or leasehold title to 59 Mobil-branded gasoline station and convenience store properties and also took a security interest in 6 other Mobil-branded gasoline stations and convenience store properties in a sale/leaseback and loan transaction with CPD NY Energy Corp. (“CPD NY”), a subsidiary of Chestnut Petroleum Dist. Inc.  The Company’s total investment in the transaction was $111.3 million, which was financed entirely with borrowings under the Company’s existing $175.0 million credit facility.

The properties were acquired or financed in a simultaneous transaction  among ExxonMobil, CPD NY and Getty Realty Corp. whereby CPD NY acquired a  portfolio of 65 gasoline station and convenience stores from ExxonMobil  and simultaneously completed a sale/leaseback of 59 of the acquired  properties with Getty Realty Corp.  The lease between GTY NY, as lessor,  and CPD NY, as lessee, governing the properties is a unitary triple net  lease agreement (the “Unitary Lease”), with an initial term of 15 years,  and options for up to three successive renewal terms of 10 years each. The  Unitary Lease requires CPD NY to pay a fixed annual rent for the  properties (the “Rent”), plus an amount equal to all rent due to third  party landlords pursuant to the terms of third party leases.  The Rent is  scheduled to increase on the third anniversary of the date of the Unitary  Lease and on every third anniversary thereafter.  As a triple net lessee,  CPD NY is required to pay all amounts pertaining to the properties subject  to the Unitary Lease, including taxes, assessments, licenses and permit  fees, charges for public utilities and all governmental charges.  Partial  funding to CPD NY for the transaction was also provided by the Company  under a secured, self-amortizing loan having a 10-year term (the “CPD  Loan”).  Net rent payments under the Unitary Lease together with interest  earned on the CPD Loan are expected to aggregate approximately $10.2  million in calendar year 2011.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

It is impracticable to provide pro forma financial information showing  the impact on the Company’s historical financial statements of the acquired Properties described in Item 2.01 above at the time of this filing and no such financial information is available at this time.  The Company hereby confirms that it intends to file such financial information, if required, on or before 71 days after the date the Form 8-K must be filed.

Forward-Looking Statements

The Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date:	January 14, 2011	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and Chief Financial Officer